UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2007

Jones Soda Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-28820	91-1696175
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

234 Ninth Avenue North, Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-624-3357

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

See the disclosure set forth under Item 5.02(e), which is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2007, the Company entered into an employment agreement with Hassan N. Natha, its Chief Financial Officer. The employment agreement is effective for a term of three years, beginning from January 1, 2007 and expiring on December 31, 2009, with automatic renewals for successive one-year terms thereafter unless otherwise negotiated and agreed upon. The following is a summary of the material terms of the employment agreement, and is qualified in its entirety by reference to the employment agreement, a copy of which is included as Exhibit 10.1 to this Report on Form 8-K.

Pursuant to the employment agreement, Mr. Natha shall receive an annual base salary of $175,000. Mr. Natha is also eligible to receive an annual incentive-compensation bonus and an annual option grant to purchase shares of Company common stock. The employment agreement also provides for four weeks’ annual vacation.

Mr. Natha will be entitled to receive "separation benefits" (as defined in the employment agreement) in the event the agreement is terminated as a result of a change of control or by the Company without cause, subject to Mr. Natha’s execution and delivery to the Company of a release of all claims against the Company and its officers, directors, employees and agents. In addition, upon termination by the Company without cause, the Company shall accelerate 50% of Mr. Natha’s unvested stock options, subject to his execution and delivery of the release. If Mr. Natha voluntarily resigns, he will be entitled to his base salary through the termination date, plus any amounts payable under the Company’s then-existing policy for accrued and unused vacation and earned but unpaid incentive compensation through the effective date of resignation.

The employment agreement also contains certain restrictive covenants, including confidentiality provisions and provisions precluding Mr. Natha from competing with the Company for up to 12 months following the term of the agreement.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description
10.1 Employment Agreement, dated effective January 1, 2007, between Hassan N. Natha and Jones Soda Co.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Soda Co.

March 1, 2007	By:	/s/ Peter van Stolk

Name: Peter van Stolk
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated effective January 1, 2007, between Hassan N. Natha and Jones Soda Co.